UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

December 14, 2007

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On December 14, 2007, the Compensation Committee of the Board of Directors (the Committee) of Gilead Sciences, Inc. (the Company) granted Caroline Dorsa, the Company’s Chief Financial Officer, options to purchase 100,000 shares of the Company’s Common Stock under the Company’s 2004 Equity Incentive Plan (the 2004 Plan) at an exercise price per share equal to the $46.21, the fair market value per share on that date as determined in accordance with the valuation provisions of the 2004 Plan. The option will vest as to 20% of the shares upon her completion of one year of employment with the Company, measured from the grant date, and the balance will vest in successive equal quarterly installments over the next four years of continued employment. In addition, the Committee granted Ms. Dorsa performance-based restricted stock units covering 24,000 shares of the Company’s Common Stock pursuant to the 2004 Plan. Each restricted stock unit will entitle Ms. Dorsa to one share of the Company’s Common Stock upon the vesting of that unit. The restricted stock units are divided into three equal segments, and the vesting of each segment is tied to both the attainment of the particular performance objectives designated for that segment and Ms. Dorsa’s continuation in the Company’s employ through the attainment date. The performance objectives include: (i) implementation of a new organizational plan for the Company’s worldwide finance organization, (ii) maintaining the total finance department expenses at or below a prescribed level and (iii) implementation of a new enterprise resource planning software system. Each such objective must be attained by a specified completion date. However, the restricted stock units will vest in full on an accelerated basis upon certain changes in control or ownership of the Company and will be subject to partial accelerated vesting should Ms. Dorsa’s employment terminate due to her death or disability. Such accelerated vesting will occur whether or not the applicable performance objectives have been attained. The Restricted Stock Unit Issuance Agreement between the Company and Ms. Dorsa is based on the form Restricted Stock Unit Issuance Agreement used to document restricted stock unit awards under the 2004 Plan. That form agreement is attached hereto as Exhibit 10.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Issuance Agreement of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ John F. Milligan
John F. Milligan, Ph.D.
Chief Operating Officer

Date: December 19, 2007

Exhibit Index

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Issuance Agreement of the Company